SCHEDULE 5.02(d)
                                  Exiting Debt
                               September 24, 2002
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                                                              Outstanding             Total Facility            Expires

Private Placement                                             150,000,000               150,000,000               2008
Participants

--   Northwestern Mutual
--   TIAA-CREF
--   General Electric Capital Assurance
--   GE Capital Edis--n Life
--   Massachusetts Mutual Life
--   Kemper Investors
--   Federal Kemper Life
--   Fidelity Life Association
--   Zurich Life Insurance
--   Reliastar Life Insurance
--   Noorthern Life Insurance
--   Security Coonnecticut Life
--   Mutual of Omaha Insurance
--   United of Omaha Life Insurance
--   United World Life Insurance
--   State Farm Insurance
--   American United Life
--   The State Life Insurance

Economic Development Revenue Bonds - Wachovia                  5,000,000                 5,000,000                2011
(Rock Hill, SC Plant)

Economic Development Revenue Bonds - SunTrust                  8,000,000                 8,000,000                2019
(Huber Heights Plant)

Deutsche Bank (Bornemann + Bick GmbH loan)                     1,855,295                                          2004

Bornemann + Bick GmbH Capital Leases
(Total 1,836,971)
Remaining Liability                                             795,731

Mediocredito (Astria Mortgage)                                  105,993

Overdraft Lines                                                                        GBP 5,900,000

ABN Amro Bank                                                                          EUR 6,050,000
(Paxar BV Pooling Accounts)

Paxar Teslo                                                                            USD 1,600,000

HSBC                                                                                   MYR 80,000
                                                                                       SGD 200,000

Bank de Baeque Beau                                                                    EUR 457,347


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